March 14, 2022

Personal and Confidential
Andrew Paradise

Re: Cancellation of September 2021 PSU Award

Dear Andrew,

On September 14, 2021, you were granted by the Board of Directors of Skillz Inc. (the “Company”) a CEO Performance Stock Unit Award of 16,119,540 performance stock units. The performance stock units were divided into four (4) tranches, each vesting upon the achievement of a corresponding Market Capitalization Milestone ranging from two (2) to five (5) times the Company’s market capitalization baseline calculated at the time of grant using the trailing 30-trading day volume weighted average price per share of the Company’s Class A common stock and average number of shares outstanding during such period. In light of the changes in the Company’s market capitalization since such grant, and in consideration for, among other things, your continued employment with the Company, you agree to the cancellation of the CEO Performance Stock Unit Award granted to you on September 14, 2021, which is hereby cancelled and permanently forfeited in its entirety without further action by any party.

Sincerely,

SKILLZ INC.

By: /s/ Charlotte Edelman

Name: Charlotte Edelman

Title: Vice President of Legal

Dated: March 14, 2022

ACCEPTED AND AGREED:

/s/ Andrew Paradise
(Signature)

Name: Andrew Paradise

Date: March 14, 2022